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                                                              Exhibit 10.14
                           SPECIAL RETIREMENT PLAN
               OF CSX CORPORATION AND AFFILIATED CORPORATIONS
                           AS AMENDED AND RESTATED
                              DECEMBER 1, 1991



                              TABLE OF CONTENTS



         Section I -   INTRODUCTION . . . . . . . . . . . . . . . . . .   1

         Section II -  MEMBERSHIP . . . . . . . . . . . . . . . . . . .   3

         Section III - CREDITABLE SERVICE . . . . . . . . . . . . . . .   4

         Section IV -  COMPENSATION AND AVERAGE COMPENSATION. . . . . .   7

         Section V -   SPECIAL RETIREMENT ALLOWANCES. . . . . . . . . .   7

         Section VI -  FUNDING METHOD . . . . . . . . . . . . . . . . .  15

         Section VII - ADMINISTRATION OF SPECIAL PLAN . . . . . . . . .  17

         Section VIII -MODIFICATION, AMENDMENT AND TERMINATION. . . . .  17

         Section IX -  NON-ALIENATION OF BENEFITS . . . . . . . . . . .  20

         Section X -   MISCELLANEOUS PROVISIONS . . . . . . . . . . . .  21

         Section XI -  ACCELERATION OF PAYMENTS . . . . . . . . . . . .  22

         Section XII - CONSTRUCTION . . . . . . . . . . . . . . . . . .  27




















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                           Special Retirement Plan
               of CSX Corporation and Affiliated Corporations
                  As Amended and Restated December 1, 1991

Section I - INTRODUCTION

         I. The purpose of this retirement plan, hereinafter called the "Special Plan," is to provide an incentive for corporate officers comprising a select group of management or highly compensated personnel to exert maximum efforts for the Company's success and to remain in the service of the Company until retirement.

         I. The Special Plan as provided herein shall be effective as of March 1, 1983, and supersedes the Employees' Special Pension Plan of The Chesapeake and Ohio Railway Company and the Plan for Additional Annuities for Qualifying Members under the Supplemental Pension Plan of The Baltimore and Ohio Railroad Company, hereinafter called the "Former Plans."

         I. The "Company" as used herein shall refer to CSX Corporation and such other of its affiliated corporations as shall adopt this Special Plan by action of their Boards of Directors for the benefit of corporate officers who are covered or may become covered by the Special Plan. The term "Compensation and Pension Committee" shall refer to the Compensation and Pension Committee of the Board of Directors of CSX Corporation (the "Board of Directors").

         I. The incentives under the Special Plan shall consist of special retirement allowances provided by the Company at retirement to certain officers, hereinafter referred to as "Participants," who shall participate as provided herein (eligibility for participation is set forth in Section II).

         I. The Special Plan shall, where appropriate, refer to and have meanings consistent with all of the relevant terms of any other regularly maintained pension plan which currently provides or did provide immediately prior to March 1, 1983, retirement benefits for non-contract employees of the Company and is or was maintained by CSX Corporation or any of its affiliated corporations whose officers participate in the Special Plan. Such existing regularly maintained pension plans which provided benefits immediately prior to March 1, 1983 for employees of the Company, and covered periods of service granted in paragraphs 4(a) and 4(b) of Section V, or those which may be established hereafter, as amended from time to time, shall be referred to herein as the "Pension Plans." Accordingly, regardless of formal differences which may exist between the Special Plan and the Pension Plans in the use of terminology, the definitions and principles which are set forth in the Pension Plans with respect to compensation, average compensation, credited service, and similar terms shall be applied and construed hereunder in a manner consistent with the purposes of the Special Plan and the Pension Plans. In any instance in which the male gender is used herein, it shall also include persons of the female gender in appropriate circumstances.

Section II - MEMBERSHIP

         1. Every person who was a Participant in the Former Plans as in effect immediately prior to March 1, 1983, shall continue as a Participant in the Special Plan on and after such date for the purpose of any applicable provisions hereof.
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         2. On and after March 1, 1983, Participants shall include any employees who participate in the Pension Plans and who are entitled to benefits provided under Section V, Subsection 8 hereof; provided, however, that the only benefit that such employees shall be eligible to receive under this Special Plan shall be the benefit provided in accordance with such Subsection unless they are otherwise entitled to benefits under other provisions of this Special Plan.

         3. On and after March 1, 1983, additional persons eligible to be Participants shall be those specified in Section V, Subsection 4(c).

Section III - CREDITABLE SERVICE

         1. Creditable service under the Special Plan shall have the same meaning and apply in the same manner as creditable service under the Pension Plans, except that it shall also include any additional creditable service which may have been or which may be granted to a Participant in accordance with the provisions of Section V, Subsections 3 and/or 4 hereof. Provided, however, notwithstanding any provisions of the Pension Plans to the contrary, a Participant in the Special Plan who is in the employ of the Company and who does not receive compensation in any calendar month due to amounts deferred under the Company's Deferred Compensation Program and any other amounts of compensation deferred under any other arrangement approved by the Compensation and Pension Committee nevertheless shall receive creditable service under the Special Plan.

         2. Notwithstanding any other provisions of this Special Plan or the Pensions Plans to the contrary, effective January 1, 1989:

         (a) Prior to January 1, 1992, a Participant must have been continuously employed by the Company for a period of not less than 10 years to become entitled upon retirement to receive payment of a special retirement allowance from this Special Plan in respect of any additional creditable service, pension supplement, pension or benefit granted under Section V, Subsections 3(a) or 3(b) of this Special Plan. After December 31, 1991, this Subsection (a) shall only apply to Section V, Subsection 3(b); and,

         (b) Prior to January 1, 1992, a Participant must have been continuously employed by the Company for a period of not less than 5 years to become entitled to receive payment of a special retirement allowance from this Special Plan in respect of any additional creditable service granted under
                 Section V, Subsection 4(d), of this Special Plan; provided, however, a person who has already attained age 60 and then first becomes employed by the Company, and who also becomes and continuously remains a Participant from that date of first employment until attainment of age 65, shall become entitled upon retirement to receive payment of a special retirement allowance from this Special Plan in respect of any additional creditable service granted under Section V, Subsection 4(d) of this Special Plan; and


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         (c) After December 31, 1991, a Participant must have been continuously employed by the Company for a period of not less than 10 years and must have attained age 55 to become entitled to receive a special retirement allowance from this Special Plan in respect to any additional creditable service accrued after December 31, 1991, granted under Section V, Subsection 4(d), of this Special Plan or a pension or benefit granted after December 31, 1991 under Section V, Subsection 3(a) of this Special Plan; provided, however, a Participant who has at least 5 years of continuous service and who dies while actively employed shall be entitled to the additional creditable service accrued after December 31, 1991; and provided, further, a Participant who terminates employment with the consent of the Chief Executive Officer of CSX Corporation ("Chief Executive Officer") prior to age 55 with 10 years of continuous service shall be entitled to the additional creditable service accrued after December 31, 1991.

         (d) In no event shall a Participant be eligible to receive a payment in respect of any benefits granted under Section V, Subsections 3(a), 3(b) or 4(d) of this Special Plan before such date as the Participant attains the earliest retirement age specified in the particular Pension Plan in which the Participant also participates, unless an earlier payment from the Special Plan is specifically authorized by the Compensation and Pension Committee. The Compensation and Pension Committee shall have full authority and sole discretion to interpret and administer the foregoing rules, and any decision made by such Committee shall be final and binding.

Section IV - COMPENSATION AND AVERAGE COMPENSATION

         Compensation and average compensation under the Special Plan shall have the same meanings and apply in the same manner as those terms do under the Pension Plans, except as provided in Section V, Subsection 3(b) hereof; provided, however, that amounts deferred under the Company's Deferred Compensation Program and any other amounts of compensation deferred under any other arrangement approved by the Compensation and Pension Committee shall be included in the determination of compensation and average compensation; and further provided, that compensation and average compensation hereunder shall not be limited to the amount of $222,200, or such other amount as adjusted by regulation, as imposed by Sections 401(a)(17) and 415(d) of the Internal Revenue Code.

Section V - SPECIAL RETIREMENT ALLOWANCES

         1. All of the provisions, conditions, and requirements set forth in the Pension Plans with respect to the granting and payment of retirement benefits thereunder shall be equally applicable to the granting of the special retirement allowances hereunder to Participants in the Special Plan and to the payment thereof from the Company's general assets. Except as otherwise may be provided in this Special Plan, whenever a Participant's rights under the Special Plan are to be determined, appropriate reference shall be made to the
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particular Pension Plan in which such person is also a participant. Notwithstanding the preceding sentence, if a special retirement allowance under the Special Plan shall be paid to a surviving spouse in conformance with the provisions of the Pension Plans, the final installment payment hereunder shall be made only to the estate of such surviving spouse and shall not be otherwise paid, regardless of any different provision for such payment which may be prescribed in the Pension Plans.

         2. All special retirement allowances being paid on March 1, 1983, under the Former Plans as they existed immediately prior to such date shall be continued and be paid hereunder, and, persons participating under the Former Plans shall continue to participate hereunder in accordance with the terms and conditions of the Former Plans and any applicable provisions of this Special Plan.

         3. The Compensation and Pension Committee, upon the recommendation of the Chief Executive Officer, may grant to an officer of the Company the following benefits under the Special Plan:

         (a) Additional creditable service, pensions or benefits hereunder other than as provided in the Pension Plan, in recognition of previous service deemed to be of special value to the Company.

         (b) A pension supplement hereunder in a particular instance as determined by the Compensation and Pension Committee, to be calculated on the basis of specific instructions which may depart only for such purpose from any of the terms, conditions or requirements of the Pension Plans, notwithstanding the provisions of Section I, Subsection 5, and Section V, Subsection 1, hereof.

         4. The following additional creditable service under the Special Plan shall be granted by the Company at retirement under the Pension Plans:

         (a) To those Participants of the "Former Plans," creditable service equal to that accrued under Section V, Subsection 4 of The Employees' Special Plan of The Chesapeake and Ohio Railway Company or under paragraphs 1, 2 and 3 of the Plan for Additional Annuities for Qualifying Members Under the Supplemental Pension Plan of the Baltimore and Ohio Railroad Company, provided that, effective upon a Participant's retirement on or after March 1, 1983, creditable service under the Special Plan and Pension Plans shall not exceed 44 years.

         (b) To those Participants in the Special Plan who are listed in Appendix I, and who are also participants in the Pension Plans, additional creditable service under the Special Plan will be granted as indicated for each individual as shown in Appendix I, provided that additional creditable service under the Special Plan and credited service under the Pension Plans at retirement shall not exceed 44 years.


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         (c) On and after March 1, 1983, new admissions into the class of persons who may become Participants in the Special Plan to receive additional creditable service hereunder shall only include participants in the Pension Plans who are recommended by the Chief Executive Officer and approved under guidelines adopted by the Compensation and Pension Committee.

         (d) In addition to the additional creditable service granted to Participants under (a) or (b) above, beginning March 1, 1983, one year of additional creditable service shall be granted for each year of actual service (with allowances for months less than twelve) between ages 45 and 65 during which a person is a Participant. Those who become qualified as provided in (c) above shall have one year of additional credited service granted, beginning no earlier than the date they are both a Participant and at least age 45, for each year of actual service (with allowances made for months less than twelve) during which they remain a Participant, but only up to age 65. Additional creditable service granted under the Special Plan shall be combined with credited service under the Pension Plan (but only if credited service under the Pension Plans does not exceed 44 years), to result in total credited service and additional creditable service under the Pension Plans and the Special Plan which shall not exceed a maximum of 44 years. The position, compensation, and other conditions upon which a non-contract employee's participation herein is based shall be determined from time to time in the absolute discretion of the Compensation and Pension Committee.

         (e) Anything to the contrary notwithstanding, any Participant in the Special Plan receiving additional creditable service under this Subsection 4, and whose responsibilities and compensation are reduced, may, in the discretion of the Compensation and Pension Committee or the Chief Executive Officer, cease to receive any further additional creditable service hereunder.

         (f) A Participant's accrual of additional creditable service as provided herein shall not be subject to termination except as provided in subparagraph (e) above, or upon retirement or termination of employment.

         (g) Prior to January 1, 1992, a Participant who receives benefits under a Salary Continuance and Long-Term Disability Income Plan of the Company shall continue to accrue additional creditable service hereunder subject to the same rules that are applicable in such instances under the Pension Plans.





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         (h) It is the intent of this Section V that, for the purpose of the Special Plan, the additional creditable service provided hereunder when added to credited service under the Pension Plans or otherwise, shall not in any case exceed 44 years in the aggregate.

         (i)     To those Participants who become qualified as provided in
                 (a), (b) or (c) above, a special retirement allowance shall be payable under the Special Plan to such Participants or their surviving spouses equal to any amount due under the Pension Plans which is not paid in full under the Pension Plans.

         5. The Company shall accrue and pay under this Special Plan as an additional supplement benefit any annual pension benefits that would have been payable under the Pension Plans as in effect on September 1, 1974, or thereafter, if Sections 415(b) and 401(a)(17) of the Internal Revenue Code, and any other relevant provisions of law that impose limitations or have the effect of limiting the accrual of benefits under the Pension Plans, had not been enacted into law, unless such additional supplemental benefit is provided by the Company through another plan created for that purpose.

         6. The Company shall accrue reserves to the credit of the Special Plan in advance to cover the costs of any additional creditable service, pensions or benefits granted under Subsections 3 and 4 hereof, and such pensions or benefits or special retirement allowances reflecting such credit shall be paid under the Special Plan. Where additional creditable service is granted, upon retirement in accordance with the provisions of the Pension Plans, the Participant shall receive a special retirement allowance equal to the difference between the retirement allowance computed under the Pension Plans and the amount which would be payable if the additional credit granted hereunder had been included with the actual credited service in the computation of the retirement allowance payable under the Pension Plans. Where a pension or other benefit is granted to a Participant, such pension or benefit shall be payable as a special retirement allowance from the Special Plan.

         7. In the event any Participant in the Special Plan receives as a participant in the Pension Plans, a pension or retirement benefit payable in a form other than a straight life annuity in accordance with the provisions of the Pension Plans, his special retirement allowance under this Section V shall also be payable in a similar form.

         8. The Company shall accrue and pay under this Special Plan any annual pension benefit which otherwise would have been payable under the Pension Plans but for the Participant's deferral of compensation under the Company's Deferred Compensation Program or under any other deferred compensation arrangement approved by the Compensation and Pension Committee.

         9. If a Participant receives a lump sum distribution pursuant to the provisions of Section XI, the amount of any benefit to which the Participant becomes entitled under Section V hereof shall be reduced by a benefit actuarially equivalent to the lump sum amount distributed. Such actuarial equivalence shall be determined under the same mortality and interest assumptions used to compute the lump sum amount.
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Section VI - FUNDING METHOD

         1. The benefits provided under the Special Plan shall be financed by the Company and no contribution shall be required of Participants. The Company shall accrue reserves on its books as follows:

         (a) As of March 1, 1983, an amount shall be calculated with respect to the Former Plans which shall be the actuarially determined present value as of that date of all special retirement allowances payable under the Former Plans and, under a schedule approved by the Company's independent accountant, the reserve previously accrued will be adjusted.

         (b) As of March 1, 1983, the actuarially determined present value as of that date of all special retirement allowances payable under Section V, Subsection 4(b) shall be calculated and, under a schedule approved by the Company's independent accountant, a reserve equal to that amount established.

         (c) During the year 1983, there shall be accrued the amount required to allow regular interest on the adjusted reserve provided in (a) and (b) above. Each year thereafter there shall be accrued the amount required to allow regular interest on the average reserves standing to the credit of the Special Plan during the preceding year.

         (d) Each year the reserves shall be adjusted to reflect the payment of special retirement allowances during the year.

         (e) Such additional reserves shall be accrued from time to time as may be required in accordance with Section V, Subsections 3 and 4, on account of grants thereunder made after March 1, 1983.

         (f) There shall be accrued from time to time, as required, additional reserves on account of benefits pursuant to
                 Section V, Subsection 6.

         (g) At such times as the Plan Administrator shall recommend, the reserves accrued to the credit of the Special Plan shall be adjusted on the basis of actuarial valuations to reflect the experience under the Special Plan, or amendments thereto, or changes in the rate of regular interest, or any other actuarial assumptions.

         2. The Company shall provide all funds required for the administration expenses of the Special Plan.

Section VII - ADMINISTRATION OF SPECIAL PLAN

         The Named Plan Administrators under ERISA for the Pension Plans of CSX Corporation or of any affiliated corporation which shall adopt this Special Plan and whose officers participate in the Special Plan shall be responsible for the general administration of the Special Plan and for carrying out its provisions.
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Section VIII - MODIFICATION, AMENDMENT AND TERMINATION

         The Special Plan represents a contractual obligation heretofore entered into by the Company in consideration of services rendered and to be rendered by Participants covered under the Special Plan. The Company reserves the right at any time and from time to time to modify or amend in whole or in part any or all of the provisions of this Special Plan, or to terminate this Special Plan; provided, however, prior to December 1, 1991, no modification or amendment shall be made to this Special Plan unless there have been modifications or amendments to correlative provisions of the Pension Plans, and any modifications or amendments to this Special Plan shall coincide with the modifications or amendments of the Pension Plans (except nonconforming revisions to administrative provisions shall be permitted); and provided, further, that this Special Plan shall only be terminated if the Pension Plans are terminated, subject to the following limitations:

         1. In the event any modification or amendment adversely affects the benefits to be received by a retired Participant and the designated surviving spouse of a retired Participant, they shall be entitled to receive for life the special retirement allowance they would have received had not the Special Plan been modified or amended, and each designated surviving spouse of a retired Participant shall become entitled to receive for life the special retirement allowance that such designated surviving spouse would have received had not the Special Plan been modified or amended.

         2. In the event of the termination of this Special Plan, each retired Participant and designated surviving spouse of a retired Participant shall be entitled to receive for life the special retirement allowance they would have received had the Special Plan not been terminated, and each designated surviving spouse of a retired Participant shall become entitled to receive for life the special retirement allowance that such designated surviving spouse would have received had the Special Plan not been terminated.

         3. In the event any modification or amendment adversely affects the benefit which an active Participant would have been entitled to receive if such amendment or modification had not been made, such active Participant shall, so long as he remains in the active service of the Company, only continue to accrue creditable service and benefits prospectively in accordance with the provisions of the Special Plan as so modified or amended, unless the Participant shall earlier cease to receive any additional creditable service as provided in Section V, Subsection 4, Subparagraph (e).

         4. In the event this Special Plan is terminated, each active Participant, in consideration of his continued service to the Company until the date of his termination from active employment by retirement or otherwise, shall be entitled to retain his accrued additional service, or pension or benefits as granted hereunder to such Participant, in accordance with the provisions of this Special Plan in effect on the day prior to the date of termination, unless the Participant shall earlier cease to receive any additional creditable service as provided in Section V, Subsection 4, Subparagraph (e).




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         5. In lieu of paying special retirement allowances in accordance with the foregoing provisions, the Named Plan Administrator, at its election, may direct the discharge of all obligations to retired Participants, designated spouses of retired Participants, and active Participants by cash payments of equivalent actuarial value or through the provision of immediate or deferred annuities or other periodic payments of equivalent actuarial value, as it shall in its sole discretion determine.

Section IX - NON-ALIENATION OF BENEFITS

         To the extent permitted by applicable law, no benefit under the Special Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void, except as specifically provided in the Special Plan, nor shall any benefit be in any manner liable for or subject to the debt, contracts, liabilities, engagements, or torts of the person entitled to such benefit; and in the event that the Named Plan Administrators shall find that any active or retired Participant or designated spouse or spouse under the Special Plan has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any of his benefits under the Special Plan, except as specifically provided in the Special Plan, then such benefits shall cease to accrue and shall be determined, and in that event, the Administrators shall hold or apply the same to or for the benefit of such active or retired Participant or spouse, in such manner as the Administrators may deem proper.

Section X - MISCELLANEOUS PROVISIONS

         1. Anything in the Special Plan to the contrary notwithstanding, if the Named Plan Administrators find that any retired Participant or spouse is engaged in acts detrimental to the Company or is engaged or employed in any occupation which is in competition with the Company, and if after due notice such retired Participant or spouse continues to be so engaged or employed, the Administrators shall suspend the special retirement allowance of such person, which suspension shall continue until removed by notice from the Named Plan Administrators; provided, however, that if such suspension has continued for one year, the Named Plan Administrators shall forthwith cancel such Participant's or spouse's special retirement allowance. Furthermore, if the Named Plan Administrators find that any Participant has been discharged for having performed acts detrimental to the Company, then regardless of any other provision in the Special Plan, no benefit shall be payable to or on account of any such Participant's coverage under this Special Plan.

         2. The establishment of the Special Plan shall not be construed as conferring any legal rights upon any employee for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Special Plan.







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Section XI - ACCELERATION OF PAYMENTS

         If the Compensation and Pension Committee determines that a Change of Control has occurred, each Participant (whether or not then receiving a special retirement allowance) shall be entitled to receive, and the Compensation and Pension Committee shall cause the Company to pay within 7 days of such determination, a lump sum payment equal to the actuarial present value of the special retirement allowance the Participant (or any beneficiary of a Participant) has accrued as of the date of such Change of Control pursuant to the terms of Section V of the Special Retirement Plan. If the Participant's benefit has not commenced as of the date of such Change of Control, such lump sum shall be determined assuming that:

         (a) The Participant's benefit would commence at the earliest date he would qualify for early or normal retirement under the Plan, were his employment with the Company to continue, but in no event earlier than the later of age 55 or the date of such Change on Control.

         (b) The Participant would qualify for an early (or normal) retirement benefit as of the date determined in (a).

         (c) If married, the Participant would receive his benefit under the 50% Joint and Survivor form of payment with the spouse as beneficiary; if not married, the benefit would be payable in the form of a single life annuity.

         The actuarial present value shall be determined on the basis of the UP 1984 Mortality Table, set back one year, and a discount rate equal to 120% of the applicable Federal rate determined under Section 1274(d) of the Internal Revenue Code compounded semiannually the interest rates promulgated by the Pension Benefit Guaranty Corporation for use in determining the sufficiency of single employer defined benefit pension plans terminating on the date of such Change in Control.

         The amount of each Participant's lump sum payment shall be determined by the CSX Corporation's actuaries.

         As used in this Section XI the term "Change of Control" means any of the following:

         (i) The acquisition, other than from CSX Corporation, by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of CSX Corporation or the combined voting power of the then outstanding voting securities of CSX Corporation entitled to vote generally in the election of directors, but excluding for this purpose any such acquisition by CSX Corporation or any of its subsidiaries, or any employee benefit plan (or related trust) of CSX Corporation or its subsidiaries, or any corporation with

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                 respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entitles who were the beneficial owners, respectively, of the common stock and voting securities of CSX Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of CSX Corporation or the combined voting power of the then outstanding voting securities of CSX Corporation entitled to vote generally in the election of directors, as the case may be; or

         (ii) Individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by CSX Corporation's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Board of Directors of CSX Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

        (iii) Approval by the stockholders of CSX Corporation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of CSX Corporation immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of CSX Corporation or of its sale or other disposition of all or substantially all of the assets of CSX Corporation.

Section XII - CONSTRUCTION

         The Special Plan and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of Virginia.
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